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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 24, 1999
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                         Commission File No. 001-12392
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                           NATIONAL DATA CORPORATION
                           -------------------------
               (Exact name of registrant as specified in charter)


          DELAWARE                               58-0977458
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          (State or other jurisdiction of        (IRS Employer
          incorporation or organization)         Identification Number)


     National Data Plaza, Atlanta, Georgia       30329-2010
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     (Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code (404) 728-2000
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                                      NONE
                                      ----
            (Former name, former address and former fiscal year, if
                           changed since last year)
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Item 5.  Other Events
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On September 24, 1999, National Data Corporation ("the Company") announced that its board of directors has authorized a plan to purchase up to an additional 2,000,000 shares of the company's common stock. This is in addition to the plan announced in October, 1998 when the company said that it would repurchase up to 500,000 shares.

Subject to availability at prices the company deems appropriate, the repurchases may be made from time-to-time in the open market. The shares will be used to fund the company's internal requirements under various stock plans such as stock option, employee stock purchase, restricted stock and employee savings plans.

Robert A. Yellowlees, the Company's chairman and CEO, remarked, "In light of the current price level of NDC stock, we believe that this program represents an attractive investment."

National Data Corporation is a leading provider of health information services and electronic commerce solutions that add value to its customers' operations.

This document may contain forward-looking statements concerning the Company's operations, current and future performance and financial condition. These items involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, the ability to consummate and integrate acquisitions, and other risks detailed in the Company's SEC filings. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.
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                                   SIGNATURES
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    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NATIONAL DATA CORPORATION
                                         -------------------------
                                               (Registrant)


                                         By: /s/ Kevin C. Shea
                                         ---------------------
                                         Kevin C. Shea
                                         Chief Financial Officer

Date:   September 29, 1999
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